Exhibit 10.6
FXCM INC.
ANNUAL INCENTIVE PLAN
1. Purpose of the Plan
The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
2. Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
     (a) “Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.
     (b) “Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity.
     (c) “Beneficial Owner” shall mean a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Change in Control” shall mean the occurrence of any of the following events: (i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Act (or any successor rule thereto) (excluding (x) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (y) Dror Niv, any “group” that includes Dror Niv or any Person more than 50% of the combined voting power of the then outstanding voting securities of which are owned by Dror Niv or any such “group”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); (iii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.
     (g) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof).
     (h) “Company” shall mean FXCM Inc., a Delaware corporation.
     (i) “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.
     (j) “Disability” shall mean, unless otherwise agreed by the Company (or any of its Subsidiaries) in any employment, severance protection or similar agreement then in effect between the Participant and the Company (or any of its Subsidiaries), the inability of the Participant to perform in all material respects his or her duties and responsibilities to the Company or any of its Subsidiaries, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period. The Disability determination shall be in the sole discretion of the Committee.
     (k) “IPO” shall mean the initial public offering of Shares by the Company.
     (l) “IPO Date” shall mean the date of the IPO.
     (m) “Participant” shall mean each officer of the Company and other key employee of the Company or any of its Subsidiaries whom the Committee designates as a participant under the Plan.
     (n) “Performance Period” shall mean each fiscal year of the Company or such shorter period, as determined by the Committee.

     (o) “Person” shall mean any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
     (p) “Plan” shall mean the FXCM Inc. Annual Incentive Plan, as set forth herein and as may be amended and in effect from time to time.
     (q) “Service Recipient” means the Company, any of its Subsidiaries, or any of its Affiliates that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).
     (r) “Share” shall mean a share of Class A common stock of the Company.
     (s) “Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
3. Administration
     (a) The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan; the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries, any Participant and any other person dealing with the Plan.
     (b) The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.
     (c) The Committee may delegate its authority under this Plan; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the three other most highly compensated executive officers (other than the Chief Financial Officer) of the Company (as determined under Section 162(m) of the Code) or any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4. Bonuses
     (a) Performance Criteria. No later than 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code to the extent applicable to the Company and the Plan), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for each such Performance Period. Any such performance objective(s) will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income per Share; (vii) book value per Share; (viii) return on members’ or shareholders’ equity; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; (xxi) total return; (xxii) achievement of increases in customer accounts or other stipulated or specified targets relating to the numbers or improvements with respect to customer accounts; and (xxiii) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent such criteria would be permissible performance criteria under Section 162(m) of the Code, to the extent applicable to the Company and the Plan. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.
     (b) Target Incentive Bonuses. No later than 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code to the extent applicable to the Company and the Plan), the Committee shall establish target incentive bonuses for each individual Participant.
     (c) Determination of Bonuses/Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends but in no event later than December 31st of the calendar year immediately following the calendar year in which the applicable Performance Period ends, the Committee shall (x) determine (i) whether and to what extent any of the performance objective(s) established for the relevant Performance Period under Section 4(a) have been satisfied and certify to such determination, and (ii) for each Participant who is employed by the Company or one of its Subsidiaries as of the date on which bonuses under the Plan for the applicable Performance Period are payable, unless otherwise determined by the Committee (to the extent permitted under Section 162(m) of the Code, to the extent applicable to the Company and the Plan), the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate, and (y) cause such bonus to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $5,000,000.

     (d) Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).
     (e) Death or Disability. If a Participant dies or becomes Disabled prior to the date on which bonuses under the Plan for the applicable Performance Period are payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or Disability occurs prior to and including the date of the Participant’s death or Disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.
     (f) Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan to any Participant whose employment terminates prior to the date on which bonuses payable under this Plan are paid.
     (g) Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c).
     (h) Forfeiture/Clawback. In addition to any otherwise applicable conditions herein, the Committee may, in its sole discretion, but acting in good faith, direct that the Company recover all or a portion of any bonus payable hereunder upon the occurrence of a breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or the restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct. For purposes of this Section 4(h), errors, omissions, fraud, or misconduct may include, but is not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the Securities and Exchange Commission, and the Committee has determined in its sole discretion that such Participant had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or the Participant personally or knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur.

5. Payment
     (a) In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus (but in no event earlier than January 1st of the calendar year immediately following the calendar year in which the applicable Performance Period ends and in no event later than December 31st of the calendar year immediately following the calendar year in which the applicable Performance Period ends); provided, however, that in any event all payments made hereunder shall be in accordance with the requirements of Section 409A of the Code (“Section 409A”).
     (b) Form of Payment. All bonuses payable under this Plan shall be payable in cash or, at the discretion of the Committee, in awards under the Company’s 2010 Stock Incentive Plan, as it may be amended from time to time.
6. General Provisions
     (a) Effectiveness of the Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), subject to the approval of the shareholders of the Company. Unless earlier terminated, the Plan shall terminate on the day immediately prior to the first meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company occurs.
     (b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any fiscal year which has already commenced, and, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code, if such amounts are otherwise intended by the Committee to be so qualified.
     (c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.
     (d) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).
     (e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.
     (f) Nonalienation of Benefits. No Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.
     (g) Withholding. A Participant may be required to pay to the Company or any of its Subsidiaries and the Company or any of its Subsidiaries shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.
     (h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
     (i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.
     (j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.
     (k) Compliance with Section 409A. The Plan is intended to comply with Section 409A and will be interpreted in a manner intended to comply with Section 409A. References under the Plan to the Participant’s termination of employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code.